UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective November 23, 2004, GenCorp entered into an Indenture (the “Indenture”) by and between GenCorp and The Bank of New York Trust Company, N.A., as Trustee, governing GenCorp’s 2 1/4% Convertible Subordinated Debentures due 2024 (the “Debentures”). The Company has granted an initial purchaser of the Debentures an option to purchase up to an additional $80 million aggregate principal amount of the Debentures. Pursuant to that option, that initial purchaser purchased $13.3 million in aggregate principal amount of the Debentures on December 6, 2004, $10.1 million in aggregate principal amount of the Debentures on December 9, 2004 and $43.0 million in aggregate principal amount of the Debentures on December 16, 2004.

The Debentures are unsecured and subordinated obligations of the Company. Interest on the Debentures accrues from November 23, 2004 and will be payable semi-annually in arrears in cash on May 15 and November 15 of each year beginning May 15, 2005. The debentures will mature on November 15, 2024.

Pursuant to the terms of the Indenture, the Debentures are convertible, at the option of the holder, into cash and, if applicable, the Company’s common stock at an initial conversion price of $20.00 per share, subject to certain adjustments. The initial conversion price is equivalent to a conversion rate of 50 shares per $1,000 principal amount of debentures. The Debentures are convertible: (i) during any fiscal quarter commencing after November 30, 2004, if the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the last trading day of the preceding fiscal quarter; (ii) subject to certain exceptions, during the five business days after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Debentures for each day of such period was less than 95% of the product of the closing sale price of our common stock and the conversion rate then in effect; (iii) if the debentures have been called for redemption; (iv) upon the occurrence of specified corporate transactions; or (v) in connection with a transaction or event constituting a designated event. We may be required to pay a make-whole premium in shares of our common stock and accrued but unpaid interest if the Debentures are converted in connection with certain specified designated events occurring on or prior to November 20, 2011.

The Company may, at its option, redeem the Debentures for cash on or after November 15, 2014, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest, including liquidated damages, if any, to but not including the redemption date.

In addition, under certain circumstances, the Company may, at its option, redeem the Debentures on or after November 20, 2011 and prior to November 15, 2014, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest, including liquidated damages, if any, payable in cash. If the Company so redeems the Debentures, it will make an additional payment in cash, Company common stock or a combination thereof, at its option, equal to the present value of all remaining scheduled payments of interest on the redeemed debentures through November 15, 2014.

Holders may require the Company to repurchase all or part of their Debentures on November 20, 2011, November 15, 2014 and November 15, 2019, or upon the occurrence of certain events, at a price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest, including liquidated damages, if any, payable in cash, to but not including the repurchase date, plus, in certain circumstances, a make-whole premium, payable in Company common stock.

The Indenture is subject to customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

The aggregate offering price for the Debentures issued on December 6, 2004, December 9, 2004 and December 16, 2004 was $66.4 million and the aggregate underwriting discounts and commissions paid by the Company was $1.8 million.

Item 3.02. Unregistered Sales of Equity Securities.

Effective November 23, 2004, GenCorp entered into an Indenture by and between GenCorp and The Bank of New York Trust Company, N.A., as Trustee, governing GenCorp’s 2 1/4% Convertible Subordinated Debentures due 2024 (the “Debentures”). Pursuant to its option to purchase up to an additional $80 million aggregate principal amount of the Debentures, an initial purchaser of the Debentures purchased $13.3 million in aggregate principal amount of the Debentures in a private placement on December 6, 2004, $10.1 million in aggregate principal amount of the Debentures in a private placement on December 9, 2004 and $43.0 million in aggregate principal amount of the Debentures in a private placement on December 16, 2004. The terms of the Debentures and details concerning the sales are described above in Item 2.03.

The Debentures were not registered under the Securities Act of 1933 (the “Securities Act”) and were sold to the initial purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchaser of the Debentures then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based on representations made by the initial purchaser in that certain Purchase Agreement by and among the Company and the several initial purchasers.

Item 8.01. Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant’s press release issued on December 16, 2004, in which GenCorp announced that it closed its private offering of $43.0 million in aggregate principal amount of its 21/4% Convertible Subordinated Debentures due 2024 pursuant to the partial exercise by an initial purchaser of the debentures of its option to purchase additional debentures. The debentures are convertible, at the option of the holder upon the satisfaction of certain conditions, into cash and, if applicable, the Company’s common stock at an initial conversion price of $20.00 per share, subject to certain adjustments. The initial conversion price is equivalent to a conversion rate of 50 shares per $1,000 principal amount of debentures. GenCorp also announced that it and an initial purchaser have agreed to extend the period during which the option is exercisable through January 15, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	GenCorp Inc.’s press release dated December 16, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCORP INC.

	By:	/s/ Mark A. Whitney

	Name:	Mark A. Whitney
	Title:	Vice President, Law, Deputy General Counsel and
Assistant Secretary

Dated: December 17, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	GenCorp Inc.’s press release dated December 16, 2004.